UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

Paychex, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-11330	16-1124166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Panorama Trail South
Rochester, New York		14625-2396
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (585) 385-6666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2022, Martin Mucci, the Chairman and Chief Executive Officer of Paychex, Inc. (the “Company”), notified the Board of Directors of the Company (the “Board”) of his intention to retire as the Company’s Chief Executive Officer effective as of October 14, 2022. Mr. Mucci will retain his role as Chairman of the Board.

On August 23, 2022, the Board appointed John B. Gibson, age 56, to serve as the Company’s President and Chief Executive Officer effective as of October 14, 2022. Mr. Gibson assumed the role of President and Chief Operating Officer of the Company in December 2021. Prior to December 2021, he served as the Company’s Senior Vice President of Service since joining the Company in May 2013.

Upon Mr. Gibson becoming the Company’s President and Chief Executive Officer on October 14, 2022, Mr. Gibson’s base salary will be increased to $825,000 per year. Upon his appointment on October 14, 2022, Mr. Gibson will receive a non-qualified stock option award with a grant date fair value of $600,000 that will vest in three equal annual installments, have a 10-year term and an exercise price equal to the closing price of the Company’s common stock on October 14, 2022. Mr. Gibson will also receive a time-based restricted stock award with a grant date fair value of $400,000 that vests in three equal annual installments and a performance-based restricted stock award with a grant date fair value of $1,500,000 that will vest upon the achievement of the two-year performance metrics established by the Compensation and Leadership Committee in July 2022, followed by a one-year service vesting period. Mr. Gibson will also be eligible to receive a cash annual incentive program award with a target of 150% of his base salary for the portion of the fiscal year he serves as the Company’s President and Chief Executive Officer upon the same performance metrics established for Mr. Mucci for the fiscal year ended May 31, 2023 (“fiscal 2023”). For the portion of fiscal 2023 in which Mr. Gibson served as President and Chief Operating Officer, he will continue to be eligible to receive a cash annual incentive program award with an annual incentive target of 125% of his base salary upon the same performance metrics established for him for fiscal 2023.

There are no arrangements between Mr. Gibson or any other person pursuant to which he was appointed as the Company’s Chief Executive Officer. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Gibson and any of the Company’s directors or executive officers. Mr. Gibson is not a party to any related party transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on August 24, 2022, is filed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
Exhibit 99.1	Press Release of Paychex, Inc. dated August 24, 2022
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	August 24, 2022	By:	Efrain Rivera
Senior Vice President and Chief Financial Officer